EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-88918, 333-65912, 333-76633, 333-76635, 333-75763, 33-56693, 33-69840, 33-31556, and 2-76939 on Form S-8 and in No. 333-127677 on Form S-3 of our reports dated March 13, 2006, relating to the financial statements and financial statement schedule of Smith International, Inc. and management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Smith International, Inc. for the year ended December 31, 2005.
DELOITTE & TOUCHE LLP
Houston, Texas
March 13, 2006

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